Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consent to the use of our name and the use of our opinion dated August 6, 2010, on the consolidated financial statements of Yukon Gold Corporation, Inc. (the “Company”) included in its Annual Report on Form 10-K filed by the Company, for the fiscal year ended April 30, 2010.

Toronto, Ontario, Canada	Chartered Accountants
August 13, 2010	Licensed Public Accountants

1167 Caledonia Road
Toronto , Ontario M6A 2X1
Tel: 416 785 5353
Fax : 416 785 5663